UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2004

Commission File No. 000-22688

MACROMEDIA, INC.

(A Delaware Corporation)

I.R.S. Employer Identification No. 94-3155026

600 Townsend Street

San Francisco, California 94103

(415) 252-2000

Item 7: Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1*	Registrant’s press release, issued July 28, 2004.

*	Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 12 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 12: Results of Operations and Financial Condition

The following information, including the text of the press release attached as an exhibit to this Form 8-K, is being furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On July 28, 2004, Macromedia, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s results for the three months ended June 30, 2004. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K.

The Form 8-K and the information furnished herein shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

In addition to the GAAP financial measures disclosed in the Press Release, the Company included certain non-GAAP financial measures within the meaning of Regulation G. The Company has consistently provided these financial measures in previous earnings releases and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters. The Company’s management also believes these non-GAAP financial measures to be a useful measure of its corporate performance by allowing it to isolate its financial results to certain core functions of its operations.

In compliance with Regulation G, for any non-GAAP financial measures disclosed in the Press Release, corresponding GAAP financial measures and reconciliations have been provided on the Company’s website and in the Press Release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROMEDIA, INC.

Date: July 28, 2004	By:	/s/ ELIZABETH A. NELSON Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1*	Registrant’s press release, issued July 28, 2004.

*	Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 12 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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